UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2015

RESTORGENEX CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-24477	30-0645032
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

2150 E. Lake Cook Road, Suite 750
Buffalo Grove, Illinois	60089
(Address of principal executive offices)	(Zip Code)

(847) 777-8092

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Information.

On March 5, 2015, the Board of Directors of RestorGenex Corporation (“RestorGenex”) set the date for the 2015 annual meeting of stockholders for June 17, 2015.

Stockholder proposals intended to be presented in RestorGenex’s proxy materials relating to its 2015 annual meeting of stockholders must be received by RestorGenex within a reasonable period of time before RestorGenex begins to print and send its proxy materials, which it anticipates will be on April 20, 2015.  Stockholder proposals intended to be presented in RestorGenex’s proxy materials relating to its 2015 annual meeting of stockholders also must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Any other stockholder proposals to be presented at the 2015 annual meeting of stockholders must be delivered in writing to RestorGenex’s Secretary at its principal executive offices on or before April 18, 2015.  The proposal must contain specific information required by RestorGenex’s Amended and Restated Bylaws.

In accordance with procedures set forth in RestorGenex’s Amended and Restated Bylaws, stockholders may propose nominees for election to the Board of Directors only after providing timely written notice to RestorGenex’s Secretary.  To be timely, a stockholder’s notice to the Secretary must be delivered in writing to RestorGenex’s Secretary at its principal executive offices on or before April 18, 2015. The notice must contain specific information required by RestorGenex’s Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2015	RESTORGENEX CORPORAITON

	By:	/s/ Stephen M. Simes
	Name:	Stephen M. Simes
	Title:	Chief Executive Officer